                                 EXHIBIT 3-2

                                   BY-LAWS

                                      OF

                             ANR PIPELINE COMPANY

                                  AS AMENDED

                               August 29, 1991

                                   BY-LAWS

                                      OF

                             ANR PIPELINE COMPANY

                            A Delaware Corporation

                             ____________________



                                  ARTICLE I

                                   OFFICES

     SECTION 1.1 Registered Office and Agent. The registered office of the corporation in the State of Delaware shall be in Wilmington, Delaware. The name of the registered agent is the Corporation Trust Company.

     SECTION 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.


                                  ARTICLE II

                           MEETINGS OF SHAREHOLDERS

     SECTION 2.1 Annual Meetings. The annual meetings of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, date and hour as shall be designated in the notice thereof.

     SECTION 2.2 Special Meetings. Except as otherwise prescribed by law, special meetings of the stockholders, for any purpose or purposes, may be called by the Chairman, or in his absence by the President, or by the Secretary at the request of the Board of Directors. The notice of the special meeting shall state the time, place and purposes of the proposed special meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

     SECTION 2.3 Place of Meetings. Each meeting of the stockholders for the election of Directors shall be held at the principal office of the corporation in Detroit, Michigan, unless the Board of Directors shall by resolution designate any other place, within or without the State of Delaware, as the place of such meeting. Meetings of stockholders for any other purpose may be held at any such place, within or without the State of Delaware, and at such time as shall be stated in the notice of the meeting, or in a duly executed waiver thereof.

     SECTION 2.4 Notice of Meetings. Except as otherwise provided by law, written notice of time, place and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder of record entitled to vote at the meeting.

     SECTION 2.5 Stockholder List. At least ten days before every meeting of stockholders, the officer of agent having charge of the stock transfer books shall prepare a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the address of, and number of shares registered in the name of each. Such list shall be open to examination of any stockholder during ordinary business hours, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either at a place in the city where such meeting shall be held, which place shall be specified in the notice of meeting or, if not so specified, at the place where the meeting is to be held; and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any such stockholder who may be present.

     SECTION 2.6 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote there at, present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the stockholders of the corporation for the transaction of business, except as otherwise provided by law or these By-Laws.

     SECTION 2.7 Proxies. At every meeting of stockholders, each stockholder has the right to vote in person or by proxy. Such proxy shall be appointed by an instrument in writing subscribed by stockholder or his authorized agent or representative, and bearing a date not more than three
(3) years prior to such meeting, unless the proxy provides for a longer period. Each proxy shall be filed with the Secretary of the corporation prior to or at the time of the meeting.

     SECTION 2.8 Voting. Each outstanding share is entitled to one vote on each matter submitted to a vote unless otherwise provided in the Certificate of Incorporation. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by provision of law or these By-laws, a different vote is required, in which case such provision shall govern and control the decision of such question. Directors of the corporation shall be elected by a plurality of the votes cast at an election.

     SECTION 2.9 Voting of Certain Shares. Shares standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     SECTION 2.10 Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall be filed with the minutes of the proceedings of the stockholders. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     SECTION 2.11 Presiding Officers. The Chairman, or in his absence, the President, shall call the meeting of the stockholders to order and shall act as chairman thereof. In the absence of both the Chairman and the President, the stockholders present at the meeting shall elect a chairman. The Secretary shall act as a secretary of all meetings of stockholders. In the absence of the Secretary at any meeting of stockholders, the presiding officer may appoint any person to act as secretary of the meeting.

                                 ARTICLE III

                              BOARD OF DIRECTORS

     SECTION 3.1 Management Responsibility. The business and affairs of the corporation shall be managed by the Board of Directors except as otherwise provided by law or by the Certificate of Incorporation.

     SECTION 3.2 Number: Elections: Term. The Board of Directors shall consist of no more than eight members. The number of Directors may be increased or decreased from time to time by resolution of the Board of Directors. The Directors shall be elected at the annual meeting of the stockholders, or at any adjournment thereof, or at special meetings of stockholders held in accordance with Section 2.2 of Article II of these By-Laws. Each Director elected shall hold office until the succeeding annual meeting and until his successor shall be elected and shall qualify, or until his earlier resignation or removal.

     SECTION 3.3 Resignation and Vacancies. Any Director may resign at any time by giving written notice to the corporation. Any such resignation shall take effect a the date of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors may be filled by an affirmative vote of a majority of the remaining Directors even though less than a quorum of the Board of Directors, or by the sole remaining Director. A directorship to be filled because of an increase in the number of Directors to fill a vacancy may be filled by the Board of a term of office continuing only until the next election of Directors by the stockholders.

     SECTION 3.4 Regular Meetings. A regular meeting of the Board of Directors shall be held as soon as practicable after the annual meeting of stockholders without further notice. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     SECTION 3.5 Special Meetings. Special meetings of the Board of Directors may be called and the time and place thereof designated by the Chairman or the President. Except as otherwise provided by law, written notice of the time and place of such special meeting of the Board of Directors shall be given at least two days prior to the time of holding the meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in any notice or waiver of notice of such meeting except that notice shall be given of any proposed amendment to the By-Laws or with respect to any other matter where notice is required by law.

     SECTION 3.6 Quorum. At each meeting of the Board of Directors, the presence of not less than a majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law. If a quorum shall not be present at any meeting of Directors, the Directors present there at may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present. A member of the Board may participate in any meeting of the Board, or of any committee thereof, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Participation in a meeting pursuant to this Subsection constitutes presence in person at the meeting.

     SECTION 3.7 Action Without Meeting. An action required or permitted to be taken at any meeting of the Board of Directors, or of any committee of the Board, may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee. Such consent shall have the same effect as a vote of the Board or committee for all purposes.

     SECTION 3.8 Salary and Expenses. Directors shall not receive any stated salary for their services as such. Members of the Board of Directors shall be allowed their reasonable traveling expenses when actually engaged in the business of the corporation. Members of any committee may be allowed like expenses for attending committee meetings. Nothing herein contained shall be construed as precluding any Director from serving the corporation in any other capacity and receiving compensation therefor.


                                  ARTICLE IV

                                   NOTICES

     SECTION 4.1 Manner of Notice to Directors. Whenever under the provisions of law, the Certificate of Incorporation, or these By-laws, notice is required to be given to any Director, such notice may be given in writing by personal delivery to the business address of such Director; and such notice shall be deemed to be given when it is thus delivered. Notice may also be given in writing by mail addressed to such Director at his business address, and such notice shall be deemed to be given at the time when it is deposited in the United States mail in a sealed envelope, with first-class postage affixed thereto. Notice to Directors may also be given by telephone or telegram. It shall be the duty of every Director to furnish the Secretary with his business address and to notify the Secretary of any change therein.

     SECTION 4.2 Notice of Stockholders. Whenever under the provisions of law, the Articles of Incorporation, or these By-Laws, notice is required to be given to any stockholder, that requirement of notice shall not be construed to require personal delivery, and such notice may be given, in writing, by mail addressed to such stockholder at the address of such stockholder as it appears in the stock transfer books of the corporation. Such notice shall be deemed to be given at the time when it is deposited in the United States mail in a sealed envelope, with first-class postage affixed thereto.

     SECTION 4.3 Waiver of Notice. Whenever any notice is required to be given under the provisions of law, the Certificate of Incorporation, or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                  ARTICLE V

                                   OFFICERS

     SECTION 5.1 Designations. The officers of the corporation shall be a Chairman of the Board, a President, such number of Vice Presidents (including any Executive Vice Presidents and any Senior Vice Presidents) as the Board of Directors may determine from time to time, a Controller, a

Treasurer, and a Secretary. Two or more offices may be held by the same person, except as otherwise provided by law.

     The Board of Directors may elect or appoint such other officers (including a Vice Chairman of the Board, one or more Assistant Vice presidents, one or more Assistant Controllers, one or more Assistant Treasurers and one or more Assistant Secretaries) as it deems necessary, who shall have such authority and shall perform such duties as the Board of Directors may prescribe.

     If additional officers are elected or appointed during the year, each of them shall hold office until the next annual meeting of the Board of Directors at which officers are regularly elected or appointed and until his successor is elected or appointed or until his earlier death or resignation or removal in the manner hereinafter provided.

     SECTION 5.2 Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall be have been removed in the manner hereinafter provided.

     SECTION 5.3 Resignation and Removal. Any officer may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary of the corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

     Any officer may be removed by the Board of Directors whenever, in its judgment, the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

     SECTION 5.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5.5 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders at which he is present.

     SECTION 5.6 Vice Chairman of Board (if any). The Vice Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders in the absence of the Chairman of the Board and have such powers and duties as shall be prescribed by the Board of Directors and the Chairman of the Board.

     SECTION 5.7 President. The President shall have general charge of the business and affairs of the corporation and shall preside at meetings of the Board of Directors and of the stockholders in the absence of the Chairman of the Board or the Vice Chairman of the Board (if any).

     SECTION 5.8 Vice Presidents: Any Vice President shall have such powers and duties as shall be prescribed by the President, the Chairman of the Board or the Board of Directors.

     SECTION 5.9 Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation.

     SECTION 5.10 Controller. The Controller shall be in charge of the accounts of the corporation and shall perform such duties as from time to time may be assigned to him by the President, the Chairman of the Board or the Board of Directors.

     SECTION 5.11 Secretary. The Secretary shall keep the records of all meetings of the stockholders and of the Board of Directors and the Executive Committee (if any). He, or any Assistant Secretary, shall affix the seal of the corporation to all deeds, contracts, bonds or other instruments requiring the corporate seal, and when the same shall have been signed on behalf of the corporation by a duly authorized officer, shall be attested by his or an Assistant Secretary's signature.


                                  ARTICLE VI

                   INDEMNIFICATION OF DIRECTORS, OFFICERS,
               AGENTS AND OTHER PERSONS; RELIANCE UPON RECORDS

     SECTION 6.1 Indemnification. The corporation shall indemnify its officers, directors, employees, agents, and other persons to the fullest extent to which corporations are empowered to indemnify such persons under the laws of Delaware, as the same may from time to time be amended, except as such indemnification may be limited by the Certificate of Incorporation.


                                 ARTICLE VII

                          CERTIFICATES FOR STOCK AND
                                THEIR TRANSFER

     SECTION 7.1 Certificates of Stock. Every stockholder shall be entitled to a certificate, in such form as the Board of Directors shall from time to time approve, signed by the Chairman or President or a Vice President and by the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent of registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is used, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of such issue.

     SECTION 7.2 Replacement of Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit by the person claiming the certificate to be lost, stolen, or destroyed as to his ownership of the certificate and of the facts as to its loss, theft, or destruction.

     SECTION 7.3 Transfer of Stock. Upon surrender to the corporation or the Transfer Agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 7.4 Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 7.5 Record Ownership of Stock: The corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not it shall have notice thereof, except as otherwise expressly provided by the laws of Delaware.


                                 ARTICLE VIII

                              GENERAL PROVISIONS

     SECTION 8.1 Dividends. Subject to the statutes of the State of Delaware, the Board of Directors may declare and pay dividends or make other distributions in cash, its securities, or its property.

     SECTION 8.2 Books and Records. The corporation shall keep current and complete books and records of account and shall keep minutes of the proceedings of the stockholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, the names and addresses of all stockholders and the number and class of the shares held by each.

     SECTION 8.3 Checks and Notes. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 8.4 Fiscal Year. The fiscal year of the corporation shall be the calendar year.

     SECTION 8.5 Seal. The corporation shall have a corporate seal in a form which shall be approved by the Board of Directors.

     SECTION 8.6 Voting of Stock. Unless otherwise ordered by the Board of Directors, the Chairman, the President, the Executive Vice Presidents, or any Vice President of the corporation shall have full power and authority to act and vote, in the name and on behalf of this corporation, at any meeting of stockholders of any corporation in which the corporation may hold stock and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock, and shall have full power and authority to execute, in the name of and on behalf of this corporation, proxies authorizing any suitable person or persons to act and to vote at any meeting of stockholders of any corporation in which this corporation may hold stock, and at any meeting the person or persons so designated shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock.

     SECTION 8.7 Amendment of By-Laws. These By-Laws may be altered, amended or repealed at any meeting of the Board of Directors at which a quorum is present by a majority vote of the Directors. Nothing in this Article shall be construed to limit the power of the stockholders to amend, alter or rescind any of the By-Laws of the corporation.